EXHIBIT 99.1


EOG RESOURCES, INC.

News Release
For Further Information Contact:             Investors
                                             Maire A. Baldwin
                                             (713) 651-6EOG (651-6364)

                                             Media and Investors
                                             Elizabeth M. Ivers
                                             (713) 651-7132


EOG RESOURCES REPORTS 2004 NET INCOME
..    Achieves 10.4 Percent Production Increase and 8 Percent
      Reserve Growth
..    Announces Two-For-One Stock Split
..    Increases Common Stock Dividend 33 Percent
..    Reaffirms 2005 Organic Production Growth Target of 13.5 Percent

FOR IMMEDIATE RELEASE:  Wednesday, February 2, 2005

     HOUSTON - EOG Resources, Inc. (EOG) today reported fourth quarter 2004 net income available to common of $204.1 million, or $1.69 per share. This compares to fourth quarter 2003 net income available to common of $71.8 million, or $0.61 per share. For the full year 2004, EOG reported net income available to common of $614.0 million, or $5.15 per share as compared to $419.1 million, or $3.60 per share for the full year 2003.

     The results for fourth quarter 2004 included a previously disclosed $2.8 million ($1.8 million after tax, or $0.01 per share) gain on the mark-to-market of financial commodity price transactions. During the quarter, the net cash outflow from the settlement of financial commodity price transactions and premium payments associated with certain natural gas financial collar contracts was $12.7 million ($8.1 million after tax, or $0.07 per share). Consistent with some analysts' practice of matching realizations to settlement months, adjusted non-GAAP net income available to common for the quarter was $194.2 million, or $1.61 per share. EOG's fourth quarter 2003 results included an after tax benefit of $14.1 million ($0.12 per share) from a reduction in the Canadian tax rate, a $43.1 million ($27.7 million after tax, or $0.23 per share) loss on the mark-to-market of financial commodity price transactions and the net cash inflow from the settlement of financial commodity price transactions including premium payments associated with certain natural gas financial collar contracts of $1.2 million ($0.8 million after tax, or $0.01 per share). Reflecting these items, fourth quarter 2003 adjusted non-GAAP net income available to common was $86.1 million, or $0.73 per share. (Please refer to the table below for the reconciliation of adjusted non-GAAP net income available to common to net income available to common.)

     "In 2004, we reaped the benefits of EOG's consistent business and operational strategies. We executed our plan and delivered record production from the drillbit, continued to develop long-term production growth prospects and maintained our reputation as a low-debt, low-cost producer. We continue to focus on shareholder returns, posting a 25 percent return on equity and an 18 percent return on capital employed for the year," said Mark G. Papa, Chairman and Chief Executive Officer. (Please refer to the table below for the calculation of return on equity and return on capital employed.)

Stock Split and Dividend Increase Announced

     The board of directors approved a two-for-one stock split in the form of a stock dividend. It will be payable to record holders as of February 15, 2005 and issued March 1, 2005. In addition, the board increased the cash dividend on the common stock by 33 percent following a 20 percent increase in 2004. Effective with the dividend payable on April 29, 2005 to record holders as of April 15, 2005, the board declared a post-split quarterly dividend of $.04 per share on the common stock. This represents the fifth increase in six years.

Operational Highlights

     "In 2004, our operations performed above our original expectations, exceeding our previously stated growth targets for both North American natural gas and total company production primarily from internally generated high rate of return prospects," said Papa.

     Total company production increased 10.4 percent during 2004 on a daily basis, compared to 2003. In the U.S. and Canada, natural gas production increased 5.0 percent and total production increased 7.2 percent during 2004, compared to 2003. Excluding the impact of production from the North Texas Barnett Shale Play, natural gas production in the U.S. and Canada increased 4.2 percent with the strongest increases contributed by the Rocky Mountain region and the Canadian shallow natural gas program.

     "Our operations in the U.S. and Canada have expanded considerably over the past few years. These areas of our portfolio, excluding the Barnett Shale, continue to deliver steady profitable growth that we expect to continue beyond
2005," said Papa.

     "In the Barnett Shale, we worked to prove the geologic concept in the non-core area where our activity centered during 2004. This year, the focal point of operations will be on increasing production and determining the play's ultimate reserve size. We continue to be very enthusiastic about the Barnett Shale and expect to have further definition before year-end regarding its aerial extent and optimum well spacing," said Papa.

     Consistent with the previously stated goals for the Barnett
Shale, EOG had approximately 400,000 acres under lease in the play at year-end 2004. Net natural gas production reached 30 million cubic feet per day (MMcfd) during December.

     In the United Kingdom North Sea, in the fourth quarter of 2004 and in the first quarter of 2005, EOG commenced production from two Southern Gas Basin wells that represent EOG's first producing assets in that region. Current natural gas production is approximately 40 MMcfd, net.

     In Trinidad, EOG began natural gas sales to the Nitro 2000 (N2000) Ammonia Plant in August 2004. Last year, total production in Trinidad increased 25 percent, compared to 2003. EOG will supply approximately 60 MMcfd, net of natural gas to the M5000 Methanol Plant, scheduled to come online in July.
With a full year of N2000 sales and the startup of the M5000 Plant, EOG's production in Trinidad is expected to increase 20 percent during 2005, compared to 2004. In addition, EOG has signed a contract to supply approximately 20 MMcfd, net of natural gas to the National Gas Company of Trinidad for their input into the Atlantic LNG 4 Plant beginning early in 2006. Terms of the contract call for wellhead pricing to be a function of Henry Hub, the industry benchmark for natural gas spot and futures trading in the United States. Finally, in Trinidad, EOG announced a 10-year extension and amendments to the pricing terms of the SECC natural gas sales contract. Under the new agreement, wellhead natural gas pricing for EOG will contain a fixed price component and be linked partially to Caribbean ammonia and methanol commodity prices. Using current commodity prices, the revised pricing structure is expected to result in higher wellhead netbacks to EOG.

     "EOG has never been better positioned to achieve its production growth targets and continue the momentum we have steadily built over the years. Based on our company's consistent performance and current commodity prices, we expect to achieve 13.5 percent organic production growth in 2005, which includes an 11 percent increase in natural gas production from the U.S. and Canada. To achieve this, we expect our capital expenditure budget to be approximately $1.6 billion, compared to the $1.5 billion we spent last year," said Papa. "Although production from the Barnett Shale will contribute to this production goal, the strong ongoing performance from our other assets in the U.S. and Canada remain integral to our future success."

Reserves

     At December 31, 2004, total company reserves were approximately 5.6 trillion cubic feet equivalent, an increase of 430 billion cubic feet equivalent (Bcfe), or 8 percent higher than 2003. From drilling alone, EOG added 850 Bcfe of reserves. For the year, total reserve replacement, the ratio of net reserve additions from drilling, acquisitions, revisions and dispositions to total production was 194 percent. (Please see attached table for supporting data.) Proved undeveloped reserves as a percentage of total reserves decreased to 25 percent at year-end 2004, down from 33 percent at year-end 2003. For the 17th consecutive year, internal reserve estimates were within 5 percent of reserve estimates prepared by the independent reserve engineering firm of DeGolyer and MacNaughton. The firm prepared independent reserve estimates on properties comprising 77 percent of EOG's proved reserves on a Bcfe basis.

Capital Structure

     At December 31, 2004, EOG's total debt outstanding was $1,078 million and cash on the balance sheet was $21 million. The company's debt-to-total capitalization ratio was 27 percent at December 31, 2004, down from 33 percent at December 31, 2003. In addition to $31 million of debt pay down during the year, EOG also redeemed $50 million of a preferred issuance leaving $100 million of preferred stock outstanding.

     "During 2004, we funded our capital expenditure program, increased the dividend on the common stock, paid down debt and redeemed preferred stock," said Papa. "At current commodity prices, we would expect to further reduce EOG's debt during 2005."

Conference Call Scheduled for February 3, 2005

     EOG's fourth quarter and full year 2004 conference call will be available via live audio webcast at 8:30 a.m. Central Time (9:30 a.m. Eastern Time) Thursday, February 3, 2005. To listen to this webcast, log on to www.eogresources.com. The webcast will be archived on EOG's website through February 17, 2005.

     EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with substantial proved reserves in the United States, Canada, offshore Trinidad and, to a lesser extent, the United Kingdom North Sea. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

  This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
  1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the availability and cost of drilling rigs, experienced drilling crews and tubular steel; the availability of pipeline transportation capacity; the extent to which EOG can replicate on its other Barnett Shale acreage the results of its most recent Barnett Shale wells; the results of wells yet to be drilled that are necessary to test whether substantial
  Barnett Shale acreage positions outside of Johnson and Parker Counties, Texas, contain suitable drilling prospects; whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas; political developments around the world; acts of war and terrorism and responses to these acts; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

  The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Form 10-K for fiscal year ended December 31, 2003, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov. In addition, reconciliation and calculation schedules for Non-GAAP Financial Measures referred to in this presentation can be found on the EOG Resources website at www.eogresources.com.



                          EOG RESOURCES, INC.
                           FINANCIAL REPORT
             (Unaudited; in millions, except per share amounts)

                                                        Quarter               Twelve Months
                                                   Ended December 31        Ended December 31
                                                    2004       2003         2004         2003

Net Operating Revenues                            $  693.7   $  396.5   $  2,271.2   $  1,744.7
Net Income Available to Common                    $  204.1   $   71.8   $    614.0   $    419.1
Net Income Per Share Available to Common
    Basic                                         $   1.73   $   0.62   $     5.25   $     3.66
    Diluted                                       $   1.69   $   0.61   $     5.15   $     3.60
Average Number of Shares Outstanding
    Basic                                            118.1      114.9        116.9        114.6
    Diluted                                          120.6      117.2        119.2        116.5

                        SUMMARY INCOME STATEMENTS
                        (Unaudited; in thousands)

                                                        Quarter              Twelve Months
                                                   Ended December 31       Ended December 31
                                                    2004       2003        2004         2003

Net Operating Revenues
    Natural Gas                                   $547,843   $360,554   $1,843,895   $1,537,352
    Crude Oil, Condensate and Natural
     Gas Liquids                                   142,208     78,399      458,446      283,042
    Gains (Losses) on Mark-to-Market
     Commodity Derivative Contracts                  2,826    (43,068)     (33,449)     (80,414)
    Other, Net                                         777        643        2,333        4,695
      Total                                        693,654    396,528    2,271,225    1,744,675
Operating Expenses
    Lease and Well                                  72,110     56,211      271,086      212,601
    Exploration Costs                               26,475     18,949       93,941       76,358
    Dry Hole Costs                                  41,937     22,224       92,142       41,156
    Impairments                                     30,241     25,585       81,530       89,133
    Depreciation, Depletion and Amortization       144,125    121,265      504,403      441,843
    General and Administrative                      34,152     28,669      115,013      100,403
    Taxes Other Than Income                         38,091     22,620      133,915       85,867
      Total                                        387,131    295,523    1,292,030    1,047,361
Operating Income                                   306,523    101,005      979,195      697,314

Other Income, Net                                    7,296     10,517        9,945       15,273

Income Before Interest Expense and Income Taxes    313,819    111,522      989,140      712,587

Interest Expense, Net                               14,919     13,954       63,128       58,711

Income Before Income Taxes                         298,900     97,568      926,012      653,876

Income Tax Provision                                92,145     23,058      301,157      216,600

Net Income Before Cumulative Effect of
 Change in Accounting Principle                    206,755     74,510      624,855      437,276

Cumulative Effect of Change in Accounting
 Principle, Net of Income Tax                            -          -            -       (7,131)

Net Income                                         206,755     74,510      624,855      430,145

Preferred Stock Dividends                            2,618      2,758       10,892       11,032

Net Income Available to Common                    $204,137   $ 71,752   $  613,963   $  419,113


                          EOG RESOURCES, INC.
                         OPERATING HIGHLIGHTS
                             (Unaudited)

                                                      Quarter          Twelve Months
                                                 Ended December 31   Ended December 31
                                                   2004     2003       2004     2003

Wellhead Volumes and Prices

Natural Gas Volumes (MMcf/d)
  United States                                      666      632        631      638
  Canada                                             234      195        212      165
     United States & Canada                          900      827        843      803
  Trinidad                                           224      151        186      152
  United Kingdom                                      19        -          7        -
     Total                                         1,143      978      1,036      955

Average Natural Gas Prices ($/Mcf)
  United States                                   $ 6.21   $ 4.52     $ 5.72   $ 5.06
  Canada                                            5.79     4.33       5.22     4.66
     United States & Canada Composite               6.10     4.47       5.60     4.98
  Trinidad                                          1.63     1.41       1.51     1.35
  United Kingdom                                    5.08        -       5.14        -
     Composite                                      5.20     4.00       4.86     4.40

Crude Oil and Condensate Volumes (MBD)
  United States                                     22.5     20.1       21.1     18.5
  Canada                                             2.9      2.7        2.7      2.3
     United States & Canada                         25.4     22.8       23.8     20.8
  Trinidad                                           4.4      2.4        3.6      2.4
  United Kingdom                                     0.1        -          -        -
     Total                                          29.9     25.2       27.4     23.2

Average Crude Oil and Condensate Prices ($/Bbl)
  United States                                   $46.68   $30.27     $40.73   $30.24
  Canada                                           42.50    27.74      37.68    28.54
     United States & Canada Composite              46.19    29.98      40.39    30.05
  Trinidad                                         41.14    29.24      39.12    28.88
  United Kingdom                                   40.82        -          -        -
     Composite                                     45.43    29.91      40.22    29.92

Natural Gas Liquids Volumes (MBD)
  United States                                      4.9      3.7        4.8      3.2
  Canada                                             1.1      0.7        0.8      0.6
     Total                                           6.0      4.4        5.6      3.8

Average Natural Gas Liquids Prices ($/Bbl)
  United States                                   $32.75   $22.44     $27.79   $21.53
  Canada                                           26.09    19.92      23.23    19.13
     Composite                                     31.48    22.02      27.13    21.13

Natural Gas Equivalent Volumes (MMcfe/d)
  United States                                      830      774        786      768
  Canada                                             258      217        233      183
     United States & Canada                        1,088      991      1,019      951
  Trinidad                                           251      164        207      166
  United Kingdom                                      20        -          7        -
     Total                                         1,359    1,155      1,233    1,117

Total Bcfe Deliveries                              125.0    106.3      451.5    407.8

                              EOG RESOURCES, INC.
                            SUMMARY BALANCE SHEETS
                 (Unaudited; in thousands, except share data)


                                                             December 31,  December 31,
                                                                 2004          2003

                          ASSETS
Current Assets
  Cash and Cash Equivalents                                  $    20,980   $     4,443
  Accounts Receivable, Net                                       447,742       295,118
  Inventories                                                     40,037        21,922
  Assets from Price Risk Management Activities                    10,747             -
  Income Taxes Receivable                                          3,232         7,976
  Deferred Income Taxes                                           22,227        31,548
  Other                                                           41,838        35,007
       Total                                                     586,803       396,014

Oil and Gas Properties (Successful Efforts Method)             9,599,276     8,189,062
  Less:  Accumulated Depreciation, Depletion and
   Amortization                                               (4,497,673)   (3,940,145)
    Net Oil and Gas Properties                                 5,101,603     4,248,917
Other Assets                                                     110,517       104,084
Total Assets                                                 $ 5,798,923   $ 4,749,015

             LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts Payable                                           $   424,581   $   282,379
  Accrued Taxes Payable                                           51,116        33,276
  Dividends Payable                                                7,394         6,175
  Liabilities from Price Risk Management Activities                    -        37,779
  Deferred Income Taxes                                          103,933        73,611
  Other                                                           45,180        43,299
       Total                                                     632,204       476,519


Long-Term Debt                                                 1,077,622     1,108,872
Other Liabilities                                                241,319       171,115
Deferred Income Taxes                                            902,354       769,128

Shareholders' Equity
  Preferred Stock, $.01 Par, 10,000,000 Shares Authorized:
    Series B, 100,000 Shares Issued, Cumulative,
     $100,000 Liquidation Preference                              98,826        98,589
    Series D, 500 Shares Issued, Cumulative,
     $50,000 Liquidation Preference                                    -        49,827
  Common Stock, $.01 Par, 320,000,000 Shares Authorized
   and 124,730,000 Shares Issued                                 201,247       201,247
  Additional Paid In Capital                                      21,047         1,625
  Unearned Compensation                                          (29,861)      (23,473)
  Accumulated Other Comprehensive Income                         148,015        73,934
  Retained Earnings                                            2,706,845     2,121,214
  Common Stock Held in Treasury, 5,802,556 shares at
   December 31, 2004 and 8,819,600 shares at December 31,
    2003                                                        (200,695)     (299,582)
       Total Shareholders' Equity                              2,945,424     2,223,381

Total Liabilities and Shareholders' Equity                   $ 5,798,923   $ 4,749,015


                            EOG RESOURCES, INC.
                      SUMMARY STATEMENTS OF CASH FLOWS
                         (Unaudited; in thousands)


                                                               Twelve Months
                                                             Ended December 31
                                                            2004          2003
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided
 by Operating Activities:
  Net Income                                            $   624,855   $   430,145
  Items Not Requiring Cash
      Depreciation, Depletion and Amortization              504,403       441,843
      Impairments                                            81,530        89,133
      Deferred Income Taxes                                 204,231       191,726
      Cumulative Effect of Change in Accounting
       Principle, Net of Income Tax                               -         7,131
      Other, Net                                              4,580         1,033
  Mark-to-Market Commodity Derivative Contracts
      Total Losses                                           33,449        80,414
      Realized Losses                                       (82,644)      (44,870)
      Collar Premium                                           (520)       (3,003)
  Tax Benefits From Stock Options Exercised                  29,396        11,926
  Other, Net                                                    537         2,141
  Changes in Components of Working Capital and Other
   Liabilities
      Accounts Receivable                                  (151,799)      (27,945)
      Inventories                                           (17,898)       (2,840)
      Accounts Payable                                      136,716        74,645
      Accrued Taxes Payable                                  18,197        12,056
      Other Liabilities                                      (1,764)       (3,257)
      Other, Net                                             (2,683)      (15,314)
  Changes in Components of Working Capital Associated
   with Investing and Financing Activities                  (28,381)      (36,944)
Net Cash Provided by Operating Activities                 1,352,205     1,208,020

Investing Cash Flows
  Additions to Oil and Gas Properties                    (1,324,542)   (1,204,383)
  Proceeds from Sales of Assets                              13,459        13,553
  Changes in Components of Working Capital Associated
   with Investing Activities                                 26,788        38,491
  Other, Net                                                (20,471)      (13,946)
Net Cash Used in Investing Activities                    (1,304,766)   (1,166,285)

Financing Cash Flows
  Net Commercial Paper and Line of Credit Repayments         (6,250)            -
  Long-Term Debt Borrowings                                 150,000        98,050
  Long-Term Debt Repayments                                (175,000)     (134,310)
  Dividends Paid                                            (37,595)      (31,294)
  Treasury Stock Purchased                                        -       (21,295)
  Redemption of Preferred Stock                             (50,000)            -
  Proceeds from Stock Options Exercised                      75,510        35,138
  Other, Net                                                     97        (3,485)
Net Cash Used in Financing Activities                       (43,238)      (57,196)

Effect of Exchange Rate Changes on Cash                      12,336        10,056

Increase (Decrease) in Cash and Cash Equivalents             16,537        (5,405)
Cash and Cash Equivalents at Beginning of Period              4,443         9,848
Cash and Cash Equivalents at End of Period              $    20,980   $     4,443


                          EOG RESOURCES, INC.
       QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE
                          TO COMMON (Non-GAAP)
                  TO NET INCOME AVAILABLE TO COMMON (GAAP)
             (Unaudited; in thousands, except per share amounts)


The following chart adjusts reported fourth quarter and twelve months ended December 31 net income available to common to reflect actual cash realized from previously disclosed oil and gas hedges, to eliminate the mark-to-market gain or loss from these previously disclosed oil and gas hedges and to eliminate the after tax impact of the cumulative effect of change in accounting principle and the tax benefits related to the Canadian tax rate reduction in 2004 and 2003. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and exclude the impact of one-time items. EOG management uses this information for comparative purposes within the industry.


                                                         Quarter            Twelve Months
                                                    Ended December 31     Ended December 31
                                                     2004       2003       2004       2003

Reported Net Income Available to Common            $204,137   $ 71,752   $613,963   $419,113

Mark-to-Market (MTM) Commodity Derivative
 Contracts Impact
  Total (Gains) Losses                               (2,826)    43,068     33,449     80,414
  Realized Gains (Losses)                           (12,137)     2,829    (82,644)   (44,870)
  Collar Premium                                       (520)    (1,638)      (520)    (3,003)
     Subtotal                                       (15,483)    44,259    (49,715)    32,541

  After Tax MTM Impact                               (9,963)    28,481    (31,992)    20,940

Impact of One-Time Items
  Add: Cumulative Effect of Change in Accounting
   Principle, Net of Income Tax                           -          -          -      7,131
  Less: Tax Benefit related to the Canadian Tax
   Rate Reduction                                         -    (14,126)    (5,335)   (14,126)

Adjusted Non-GAAP Net Income Available to Common   $194,174   $ 86,107   $576,636   $433,058

Adjusted Non-GAAP Net Income Per Share Available
 to Common
  Basic                                            $   1.64   $   0.75   $   4.93   $   3.78
  Diluted                                          $   1.61   $   0.73   $   4.84   $   3.72

Average Number of Shares Outstanding
  Basic                                             118,070    114,893    116,876    114,597
  Diluted                                           120,556    117,209    119,188    116,519


                          EOG RESOURCES, INC.
          Quantitative Reconciliation of Discretionary Cash Flow
                    Available to Common (Non-GAAP)
           to Net Cash Provided by Operating Activities (GAAP)
                      (Unaudited; in thousands)

 The following chart reconciles fourth quarter and twelve months ended December 31 net cash provided by operating activities to discretionary cash flow available to common.
EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust net cash provided by operating activities for changes in components of working capital, other liabilities and preferred stock dividends. EOG management uses this information for comparative purposes within the industry.

                                                    Quarter              Twelve Months
                                               Ended December 31       Ended December 31
                                                2004       2003        2004         2003

Net Cash Provided by Operating Activities     $382,778   $266,818   $1,352,205   $1,208,020

Adjustments
   Exploration Costs                            26,475     18,949       93,941       76,358
   Dry Hole Costs                               41,937     22,224       92,142       41,156
   Changes in Components of Working Capital
    and Other Liabilities
      Accounts Receivable                       93,221     18,546      151,799       27,945
      Inventories                                9,188      1,087       17,898        2,840
      Accounts Payable                         (80,157)   (28,517)    (136,716)     (74,645)
      Accrued Taxes Payable                    (21,256)    36,643      (18,197)     (12,056)
      Other Liabilities                          8,543      4,782        1,764        3,257
      Other, Net                                 9,631     20,350        2,683       15,314
   Changes in Components of Working Capital
    Associated with Investing and Financing
    Activities                                  10,150     12,624       28,381       36,944
   Preferred Dividends                          (2,618)    (2,758)     (10,892)     (11,032)

Discretionary Cash Flow Available to Common   $477,892   $370,748   $1,575,008   $1,314,101


                          EOG Resources, Inc.

 Quantitative Reconciliation of Common Shareholders' Equity (Non-GAAP)
             as Used in the Calculation of the Return on Equity (ROE)
                        to Shareholders' Equity
             (Unaudited; in millions, except ratio information)

The following chart reconciles shareholders' equity to common shareholders' equity (Non-GAAP) as used in the return on equity (ROE) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize common shareholders' equity in their ROE calculation. EOG management uses this information for comparative purposes within the industry.

                                               2003         2004

Shareholders' Equity                        $2,223.4     $2,945.4
Less: Preferred Stock                         (148.4)       (98.8)
Common Shareholders' Equity (Non-GAAP)      $2,075.0     $2,846.6

Average Common Shareholders' Equity - (a)                $2,460.8

Net Income Available to Common - (b)                     $  614.0

Return on Equity (ROE) - (b)/(a)                               25%


                           EOG Resources, Inc.

    Quantitative Reconciliation of After-Tax Interest Expense (Non-GAAP)
                       as Used in the Calculation of
                  the Return on Capital Employed (ROCE)
                         to Interest Expense
             (Unaudited; in millions, except ratio information)

The following chart reconciles interest expense to after-tax interest expense (Non-GAAP) as used in the return on capital employed (ROCE) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize after-tax interest expense in their ROCE calculation. EOG management uses this information for comparative purposes within the industry.

                                                       2003       2004

Interest Expense                                                $   63.1
Tax Benefit Imputed (based on 35%)                                 (22.1)
After-Tax Interest Expense (Non-GAAP) - (a)                     $   41.0

Net Income - (b)                                                $  624.9

Shareholders' Equity                                 $2,223.4   $2,945.4
Net Debt
  Long-Term Debt                                      1,108.9    1,077.6
  Less: Cash                                             (4.4)     (21.0)
Total Capitalization                                 $3,327.9   $4,002.0

Average Total Capitalization - (c)                              $3,665.0

Return on Capital Employed (ROCE) - [(a)+(b)] /(c)                    18%


                             EOG RESOURCES, INC.
                         RESERVES SUPPLEMENTAL DATA
                                (Unaudited)

2004 RESERVES RECONCILIATION SUMMARY

                                               United              US & Canada             United    Other     Total
NATURAL GAS (Bcf)                              States     Canada     Subtotal   Trinidad   Kingdom   Int'l     Int'l       Total

Beginning Reserves                             2,101.6    1,178.5    3,280.1     1,305.5    59.2         -    1,364.7     4,644.8
Revisions of previous estimates                  (62.8)     (26.8)     (89.6)       34.2       -         -       34.2       (55.4)
Purchases in place                                44.4       16.6       61.0           -       -         -          -        61.0
Extensions, discoveries and other additions      537.8      208.0      745.8        37.9       -         -       37.9       783.7
Sales in place                                    (1.3)      (0.6)      (1.9)          -       -         -          -       (1.9)
Production                                      (237.2)     (77.4)    (314.6)      (68.2)   (2.4)        -      (70.6)    (385.2)

Ending Reserves                                2,382.5    1,298.3    3,680.8     1,309.4    56.8         -    1,366.2    5,047.0

LIQUIDS (MMBbls) (1)
Beginning Reserves                                73.0        8.3       81.3        13.9     0.1         -       14.0       95.3
Revisions of previous estimates                    2.6       (0.1)       2.5         3.4       -         -        3.4        5.9
Purchases in place                                 0.2          -        0.2           -       -         -          -        0.2
Extensions, discoveries and other additions        9.9        0.9       10.8         0.3       -         -        0.3       11.1
Sales in place                                    (0.4)         -       (0.4)          -       -         -          -       (0.4)
Production                                        (9.5)      (1.3)     (10.8)       (1.3)      -         -       (1.3)     (12.1)

Ending Reserves                                   75.8        7.8       83.6        16.3     0.1         -       16.4      100.0

NATURAL GAS EQUIVALENTS (Bcfe)
Beginning Reserves                             2,539.7    1,228.1    3,767.8     1,388.8    59.7         -    1,448.5    5,216.3
Revisions of previous estimates                  (47.0)     (27.5)     (74.5)       54.8     0.4         -       55.2      (19.3)
Purchases in place                                45.4       16.6       62.0           -       -         -          -       62.0
Extensions, discoveries and other additions      597.0      213.5      810.5        39.3       -         -       39.3      849.8
Sales in place                                    (3.8)      (0.7)      (4.5)          -       -         -          -       (4.5)
Production                                      (294.1)     (85.1)    (379.2)      (75.9)   (2.5)        -      (78.4)    (457.6)

Ending Reserves                                2,837.2    1,344.9    4,182.1     1,407.0    57.6         -    1,464.6    5,646.7

(1) Includes crude oil, condensate and natural gas liquids.


2004 EXPLORATION AND DEVELOPMENT EXPENDITURES ($ Million)

Acquisition Cost of Unproved Properties       $  129.3   $   13.5   $  142.8    $      -   $   -     $   -   $      -   $  142.8
Exploration Costs                                212.3       27.8      240.1        35.2    27.8       3.5       66.5      306.6
Development Costs                                660.8      270.4      931.2        46.9    30.9         -       77.8    1,009.0

Total Drilling                                 1,002.4      311.7    1,314.1        82.1    58.7       3.5      144.3    1,458.4

Acquisition Cost of Proved Properties             47.6        4.6       52.2           -       -         -          -       52.2

Total                                          1,050.0      316.3    1,366.3        82.1    58.7       3.5      144.3    1,510.6

Proceeds from Sales in Place                      (7.2)      (2.9)     (10.1)       (3.4)      -         -       (3.4)     (13.5)

Net Expenditures                              $1,042.8   $  313.4   $1,356.2    $   78.7   $58.7     $ 3.5   $  140.9   $1,497.1

Asset Retirement Costs                        $    5.6   $    6.6   $   12.2    $    4.0   $   -     $   -   $    4.0   $   16.2

Deferred Income Tax Benefits on
  Acquired Properties                         $      -   $  (16.8)  $  (16.8)   $      -   $   -     $   -   $      -   $  (16.8)


Net Proved Developed Reserves (Bcfe)
  At December 31, 2003                         2,087.2      937.2    3,024.4       461.3       -         -      461.3    3,485.7
  At December 31, 2004                         2,218.5    1,114.7    3,333.2       826.2    57.6         -      883.8    4,217.0